                                                                    EXHIBIT 99.1



                          HCC ANNOUNCES FOURTH QUARTER
                           AND FULL YEAR 2001 RESULTS


HOUSTON (February 21, 2002) . . .

HCC INSURANCE HOLDINGS, INC. (NYSE: HCC) today reported results for the fourth quarter and for the full year that ended December 31, 2001.

Stephen L. Way, Chairman and Chief Executive Officer, announced that operating earnings* for the fourth quarter 2001 increased to $23.4 million, or $0.38 per share, compared to $17.9 million, or $0.34 per share, for the same period in the previous year. Net earnings for the fourth quarter 2001 increased substantially to $23.8 million, or $0.38 per share, compared to $13.1 million, or $0.25 per share, for the corresponding period in 2000.

For the full year 2001, operating earnings* decreased to $60.1 million, or $1.01 per share from $64.3 million, or $1.25 per share, in 2000. Net earnings for the full year 2001 decreased to $30.2 million, or $0.51 per share from $55.5 million, or $1.07 per share, in the previous year.

Mr. Way said, "Obviously, the September 11, 2001 tragedy had a material effect on our overall result for 2001, but we are confident that the fourth quarter earnings growth will continue and gain momentum in 2002. It should be noted that unlike many of our peer group, this catastrophe loss, like others in the past, did not impact the capital of the Company and, in fact, was contained to less than one quarter's earnings."

Total revenue for the full year 2001 increased by 7 percent to a record $505.5 million compared to 2000, largely due to the 28% increase in net earned premium, which more than offset the decreases in revenue from other segments. It is noteworthy however, that comparing the fourth quarter 2001 to the same period in 2000, total revenue grew 20% and net earned premium grew 41%.

Comparing the full year 2001 to the previous year, the Company's insurance company subsidiaries' net written premium increased 31 percent to a record $373.0 million and net earned premium increased 28 percent to a record $342.8 million. During the same period, gross written premium exceeded $1.0 billion for the first time. The Company expects these trends to continue, with net written and net earned premium rising even more rapidly in 2002.

For the full year of 2001 compared to the previous year, management fees decreased to $61.8 million from $96.1 million, primarily due to the integration of several of the Company's underwriting agencies into the Company's insurance company subsidiaries; commission income decreased to $43.4 million from $49.9, million primarily due to the Company's reduction in ceded reinsurance and the substantial deterioration of the accident and health reinsurance market; other operating income decreased to $17.4 million from $25.5 million, due in part to the previous disposition of certain operating entities; and net investment income was flat at $39.6 million, but a very solid result considering the dramatic drop in yields during the year.

Mr. Way added, "We expect total revenue to rise substantially as earned premiums continue to increase and probably accelerate over the next two years. Earnings should also gain momentum in the second half of 2002 and into 2003."

As of December 31, 2001, total assets increased to $3.2 billion, total investments increased 25 percent to $888.5 million, shareholders' equity increased 44 percent to $763.5 million and book value per share increased 21 percent to $12.40, all compared to December 31, 2000.

Please see the attached tables and also, the supplemental financial information that will be released shortly, in conjunction with the filing of an 8K with the Securities and Exchange Commission. This information can be obtained by visiting the Company's website at www.hcch.com.

HCC will hold an open conference call beginning at 8:00 a.m. Central Time on Friday, February 22. To participate, please call 800-606-8940. A replay will be available until midnight Central Time March 1, 2002 at 800-615-3210, access code 5827664.

In addition, there will be a live webcast available on a listen-only basis, that can be accessed through the HCC website at www.hcch.com. A replay of the webcast will be available until midnight March 1, 2002.

HCC is an international insurance holding company and is one of the largest specialty insurance groups in the United States. HCC has assets of over $3.0 billion and its shares are traded on the NYSE (symbol: HCC) with a market capitalization of over $1.5 billion. HCC is rated AA (Very Strong) by Standard & Poor's and A+ (Superior) by A. M. Best Company.

For more information, visit our website at www.hcch.com.

Contact:   L. Byron Way, Vice President,
           HCC Insurance Holdings, Inc.
           Telephone: (713) 690-7300

*See attached table.

Forward-looking statements contained in this press release are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.

                                    * * * * *


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                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                           Consolidated Balance Sheets

                                 (In thousands)

                                   ----------

                                                         December 31, 2001  December 31, 2000
                                                         -----------------  -----------------
ASSETS                                                      (unaudited)

Investments:

   Fixed income securities                                  $    525,428     $    433,844
   Marketable equity securities                                   16,569            6,282
   Short-term investments                                        338,904          263,805
   Other investments                                               7,565            7,182
                                                            ------------     ------------
      Total investments                                          888,466          711,113

Cash                                                              16,891           13,991
Restricted cash and cash investments                             138,545          101,738
Premium, claims and other receivables                            665,965          609,716
Reinsurance recoverables                                         899,128          789,412
Ceded unearned premium                                            71,140          114,469
Ceded life and annuity benefits                                   83,013           86,760
Deferred policy acquisition costs                                 32,071           39,108
Property and equipment, net                                       52,486           39,438
Goodwill and intangible assets                                   328,815          266,015
Other assets                                                      42,600           18,995
                                                            ------------     ------------

      TOTAL ASSETS                                          $  3,219,120     $  2,790,755
                                                            ============     ============

LIABILITIES

Loss and loss adjustment expense payable                    $  1,130,748     $    944,117
Life and annuity policy benefits                                  83,013           86,760
Reinsurance balances payable                                      88,637          130,746
Unearned premium                                                 179,530          190,550
Deferred ceding commissions                                       16,681           30,013
Premium and claims payable                                       717,159          617,847
Notes payable                                                    181,928          212,133
Accounts payable and accrued liabilities                          57,971           47,659
                                                            ------------     ------------

      Total liabilities                                        2,455,667        2,259,825

SHAREHOLDERS' EQUITY

Common stock                                                      61,438           51,342
Additional paid-in capital                                       402,089          196,999
Retained earnings                                                293,426          277,876
Accumulated other comprehensive income                             6,500            4,713
                                                            ------------     ------------

      Total shareholders' equity                                 763,453          530,930
                                                            ------------     ------------

      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $  3,219,120     $  2,790,755
                                                            ============     ============


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                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                       Consolidated Statement of Earnings

                (Unaudited -- In thousands, except per share data)

                                   ----------

                                                   For the three months ended December 31,
                                                           2001             2000
                                                       ------------     ------------

REVENUE

Net earned premium                                     $     93,707     $     66,358
Management fees                                              18,127           18,662
Commission income                                             9,113           12,593
Net investment income                                         9,025           11,268
Net realized investment gain (loss)                             630           (1,496)
Other operating income                                        1,590            2,785
                                                       ------------     ------------

      Total revenue                                         132,192          110,170

EXPENSE

Loss and loss adjustment expense                             51,247           48,936

Operating expense:
   Policy acquisition costs, net                              6,408            2,070
   Compensation expense                                      18,627           18,863
   Other operating expense                                   15,779           13,559
                                                       ------------     ------------
      Net operating expense                                  40,814           34,492

Interest expense                                              2,253            4,755
                                                       ------------     ------------

      Total expense                                          94,314           88,183
                                                       ------------     ------------

      Earnings before income tax provision                   37,878           21,987

Income tax provision                                         14,041            8,852
                                                       ------------     ------------

      NET EARNINGS                                     $     23,837     $     13,135
                                                       ============     ============

BASIC EARNINGS PER SHARE DATA:

Earnings per share                                     $       0.39     $       0.26
                                                       ============     ============

Weighted average shares outstanding                          61,021           51,181
                                                       ============     ============

DILUTED EARNINGS PER SHARE DATA:

Earnings per share                                     $       0.38     $       0.25
                                                       ============     ============

Weighted average shares outstanding                          62,051           52,530
                                                       ============     ============

Cash dividends declared, per share                     $     0.0625     $       0.06
                                                       ============     ============


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                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                       Consolidated Statement of Earnings

                      (In thousands, except per share data)

                                   ----------

                                                        For the twelve months ended December 31,
                                                                2001             2000
                                                            ------------     ------------
                                                            (unaudited)
REVENUE

Net earned premium                                          $    342,787     $    267,647
Management fee                                                    61,795           96,058
Commission income                                                 43,412           49,886
Net investment income                                             39,638           39,836
Net realized investment gain (loss)                                  393           (5,321)
Other operating income                                            17,436           25,497
                                                            ------------     ------------

      Total revenue                                              505,461          473,603

EXPENSE

Loss and loss adjustment expense                                 267,390          198,470

Operating expense:
   Policy acquisition costs, net                                  27,923           23,743
   Compensation expense                                           69,762           83,086
   Other operating expense                                        71,119           53,274
                                                            ------------     ------------
      Net operating expense                                      168,804          160,103

Interest expense                                                   8,884           20,347
                                                            ------------     ------------

      Total expense                                              445,078          378,920
                                                            ------------     ------------

      Earnings before income tax provision                        60,383           94,683

Income tax provision                                              30,186           37,202
                                                            ------------     ------------


      Earnings before cumulative effect of
         accounting change                                        30,197           57,481

Cumulative effect of accounting change, net of
  deferred tax effect of $1,335                                       --           (2,013)
                                                            ------------     ------------

      NET EARNINGS                                          $     30,197     $     55,468
                                                            ============     ============

BASIC EARNINGS PER SHARE DATA:


       Earnings before accounting change                    $       0.52     $       1.13
       Cumulative effect of accounting change                         --            (0.04)
                                                            ------------     ------------

       Net earnings                                         $       0.52     $       1.09
                                                            ============     ============

       Weighted average shares outstanding                        58,321           50,742
                                                            ============     ============

DILUTED EARNINGS PER SHARE DATA:

       Earnings before accounting change                    $       0.51     $       1.11
       Cumulative effect of accounting change                         --            (0.04)
                                                            ------------     ------------

       Net earnings                                         $       0.51     $       1.07
                                                            ============     ============

       Weighted average shares outstanding                        59,619           51,619
                                                            ============     ============

Cash dividends declared, per share                          $      0.245     $       0.22
                                                            ============     ============


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                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

              Reconciliation of Net Earnings to Operating Earnings

                (Unaudited -- In thousands, except per share data)

                                   ----------

                                                       Fourth Quarter                     Year
                                                 --------------------------     --------------------------
                                                    2001            2000           2001            2000
                                                 ----------      ----------     ----------      ----------

Net Earnings                                     $   23,837      $   13,135     $   30,197      $   55,468

Add (Deduct):
   Exited lines of business                              --           2,855         29,573           2,855
   Realized (gain)/loss                                (409)            972           (255)          3,459
   SAB 101 change in
     accounting principle                                --              --             --           2,013
   Other                                                 --             974            564             484


                                                 ----------      ----------     ----------      ----------
Operating earnings                               $   23,428      $   17,936     $   60,079      $   64,279
                                                 ==========      ==========     ==========      ==========

Diluted net earnings per share                   $     0.38      $     0.25     $     0.51      $     1.07
                                                 ==========      ==========     ==========      ==========
Diluted operating earnings
   per share                                     $     0.38      $     0.34     $     1.01      $     1.25
                                                 ==========      ==========     ==========      ==========


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                          HCC INSURANCE HOLDINGS, INC.
                              FINANCIAL HIGHLIGHTS
                                DECEMBER 31, 2001
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

THREE MONTHS ENDED DECEMBER 31,                      2001              2000
-------------------------------                  ------------      ------------

Gross written premium                            $    243,468      $    253,975

Net written premium                                   101,694            69,034

Net earned premium                                     93,707            66,358

Management fees                                        18,127            18,662

Commission income                                       9,113            12,593

Net investment income                                   9,025            11,268

Other operating income                                  1,590             2,785

Total revenue                                         132,192           110,170

Net earnings                                           23,837            13,135

EARNINGS PER SHARE (DILUTED)                     $       0.38      $       0.25

Operating earnings after tax                           23,428            17,936

OPERATING EARNINGS PER SHARE (DILUTED)           $       0.38      $       0.34

Cash flow from operations                              23,764            53,463

Weighted average shares outstanding                    62,051            52,530

GAAP gross loss ratio                                      83%               89%

GAAP net loss ratio                                        55%               74%

GAAP combined ratio                                        79%               90%

                                              December 31, 2001  December 31, 2000
                                              -----------------  -----------------

Total investments                                $    888,466      $    711,113

Total assets                                        3,219,120         2,790,755

Shareholders' equity                                  763,453           530,930

Book value per share                             $      12.40      $      10.29


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                          HCC INSURANCE HOLDINGS, INC.
                              FINANCIAL HIGHLIGHTS
                                DECEMBER 31, 2001
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

TWELVE MONTHS ENDED DECEMBER 31,                     2001              2000
--------------------------------                 ------------      ------------

Gross written premium                            $  1,010,075      $    967,457

Net written premium                                   372,958           283,788

Net earned premium                                    342,787           267,647

Management fees                                        61,795            96,058

Commission income                                      43,412            49,886

Net investment income                                  39,638            39,836

Other operating income                                 17,436            25,497

Total revenue                                         505,461           473,603

Net earnings                                           30,197            55,468

EARNINGS PER SHARE (DILUTED)                     $       0.51      $       1.07

Operating earnings after tax                           60,079            64,279

OPERATING EARNINGS PER SHARE (DILUTED)           $       1.01      $       1.25

Cash flow from operations                             105,740           137,824

Weighted average shares outstanding                    59,619            51,619

GAAP gross loss ratio                                     106%               79%

GAAP net loss ratio                                        78%               74%

GAAP combined ratio                                       104%               95%

                                              December 31, 2001  December 31, 2000
                                              -----------------  -----------------

Total investments                                $    888,466      $    711,113

Total assets                                        3,219,120         2,790,755

Shareholders' equity                                  763,453           530,930

Book value per share                             $      12.40      $      10.29